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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 7, 2005
(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado		80110
cfn(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On April 7, 2005, the Compensation Committee of The Sports Authority, Inc.'s Board of Directors ratified and approved the acceleration of the vesting of all outstanding unvested stock options with an exercise price greater than $29.79. As a result, the vesting of 339,893 previously unvested stock options, granted under the 2003 Long Term Incentive Compensation Plan and the 1994 Management Equity Plan, was accelerated. The acceleration of vesting was effective April 7, 2005 and included 99,000 stock options held by executive officers of the Company.

        Because these stock options have exercise prices above the current market price of our stock and are not fully achieving their original objectives of incentive compensation and employee retention, the acceleration of vesting may have a positive effect on employee morale and retention. Also, accelerating the vesting of stock options that have exercise prices in excess of the current market price of our stock will reduce the Company's compensation expense in fiscal periods subject to the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123R and does not result in a charge in the fiscal periods prior to our adoption of FASB Statement No. 123R.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.
By:	/s/ THOMAS T. HENDRICKSON Name: Thomas T. Hendrickson Title: Chief Financial Officer, Chief Administrative Officer and Treasurer

Date: April 13, 2005

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES